Exhibit 10.1

                                    CONTRACT

                                                                    May 22, 2014

CONTRACTOR               Asteriko Corp.
ADDRESS                  353 BATHURST GLEN DR., THORNHILL, ON L4J 9A3
PHONE                    (845)512-5020
E-MAIL                   asteriko.corp@gmail.com

                         and

CLIENT/COMPANY          Glick-Art
ADDRESS                 26 MATISSE TRAIL, VAUGHAN ON L4J 9A5, CANADA
PHONE                   (416)512-1048, (416)317-6001
E-MAIL                  info@realkitchen.ca
WEB SITE                http://www.realkitchen.ca

CONTRACT TERMS          By entering this contract the Client will  automatically
                        receive 20% discount off the base product price for the first six (6) months of operation.

                        The  Contractor  agrees to do the following work for the
                        Client:

                        The Contractor shall provide client with specified color-shifting decorative ceiling panels in the amount of no greater than 400 sq. ft./month due to the Contractor limited production capacity.

                        The Contractor shall supply all material to complete the finish of the kitchen ceiling in accordance with the plans and approved drawings both sides agreed upon.

                        Materials and finishes shall be the same or equal to those used in the samples presented to the Client.

                        Any other items not attached or indicated on the plan will not be included in the contract price.

                        All selections for materials and colors must be made two weeks before the start date.

                        Delivery is included in price


PAYMENT SCHEDULE        Payment  in  full  is  due  Net 30  days  from  date  of
                        shipment.

OWNERSHIP               Plans, Drawings,  Specifications and copies prepared for
                        use  in  construction   under  this  agreement  are  the
                        property of the Contractor. The Client agrees that these documents will not be used on any other project and will be returned to contractor on request.

TERMINATION             Either party may  terminate  this  contract by giving 30
                        days notice in writing.
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                                    CONTRACT

                                                                    May 22, 2014

CHANGE OF TERMS         Written   Change  Orders  signed  by  both  parties  are
                        required for any changes or additional  work. The Change
                        Order shall state:

                        1. whether  the change will  increase  or decrease  the
                           original Contract amount
                        2. the cost of the additional work
                        3. the new total amount of the Contract


SIGNATURES:             Approved and Accepted:

CLIENT
SIGNATURE/NAME/TITLE    /s/ Alex Gliken                          Alex Gliken
                        --------------------------------------------------------
                                                                 President


CONTRACTOR:
SIGN A TURE/NAME/TITLE  /s/ Ilia Tomski                          Ilia Tomski
                        --------------------------------------------------------
                                      ILIA TOMSKI President